Exhibit 99.2

Sara Lee DSD

(An integrated operation within Sara Lee Corporation)

Statements of Net Assets to be Sold

As of June 28, 2008 and June 30, 2007 and

Statements of Revenues and Direct Expenses

For the Years ended June 28, 2008, June 30, 2007 and July 1, 2006

Sara Lee DSD

(An integrated operation within Sara Lee Corporation)

Index to Financial Statements

Page
Report of Independent Registered Public Accounting Firm	3
Financial Statements:
Statements of Net Assets to be Sold	4
Statements of Revenues and Direct Expenses	5
Notes to Financial Statements	6

PricewaterhouseCoopers LLP
One North Wacker
Chicago IL 60606
Telephone (312) 298 2000
Facsimile (312) 298 2001

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
of Sara Lee Corporation:

We have audited the accompanying statements of net assets to be sold of Sara Lee DSD (“the Business”), an integrated operation within Sara Lee Corporation (the “Company”), at June 28, 2008 and June 30, 2007 and the related statements of revenues and direct expenses of the Business for the years ended June 28, 2008, June 30, 2007 and July 1, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K/A of Farmer Bros. Co.) as described in Note 2 to the financial statements, and are not intended to be a complete presentation of the Business’ financial position or results of operations.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets to be sold of the Business at June 28, 2008 and June 30, 2007 and the revenues and direct expenses of the Business for the years ended June 28, 2008, June 30, 2007 and July 1, 2006, in conformity with accounting principles generally accepted in the United States of America.

PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
January 15, 2009

Sara Lee DSD

(An integrated operation within Sara Lee Corporation)

Statements of Net Assets to be Sold

	June 28,	June 30,
Dollars in thousands	2008	2007

Assets
Inventories	$19,058	$22,107
Prepaid expenses	660	721
Total current assets to be sold	19,718	22,828

Property, net	53,858	65,603
Other non-current assets	404	251

Net Assets to be Sold	$73,980	$88,682

The accompanying Notes to Financial Statements are an integral part of these statements.

Sara Lee DSD

(An integrated operation within Sara Lee Corporation)

Statements of Revenues and Direct Expenses

	Years Ended
	June 28,	June 30,	July 1,
Dollars in thousands	2008	2007	2006

Revenues:
Product sales	$191,853	$213,029	$220,685
Equipment rentals	36,216	42,559	47,747
	228,069	255,588	268,432
Direct expenses:
Cost of product sales	108,529	115,625	117,880
Cost of equipment rentals	42,458	47,531	45,144
Selling	74,218	86,906	93,322
General and administrative	10,267	9,136	11,410
Charges for exit activities	944	1,511	1,093
Total direct expenses	236,416	260,709	268,849

Excess of direct expenses over revenues	$(8,347)	$(5,121)	$(417)

The accompanying Notes to Financial Statements are an integral part of these statements.

Sara Lee DSD

(An integrated operation within Sara Lee Corporation)

Notes to Financial Statements (unaudited)

(Dollars in thousands)

Note 1 - Description of Business and Asset Purchase Agreement

Sara Lee Corporation (“Sara Lee”) is a publicly traded U.S. corporation based in Downers Grove, Illinois.  Sara Lee’s Foodservice segment (“Foodservice”) manufactures, markets and distributes a variety of meat, bakery and beverage products to customers in North America. Foodservice’s products include roasted and ground coffee, liquid coffee concentrate, cappuccinos, lattes, tea, and ancillary products.  One of the distribution channels utilized by Foodservice for beverage and ancillary products is a route-based, direct-store-delivery network (“DSD”).  DSD serves customers across the United States through approximately 208 routes.  DSD’s customers include small chain and independent full service restaurants, casinos, lodging properties and non-commercial foodservice management companies.

On December 2, 2008, Sara Lee entered into an Asset Purchase Agreement (the “Agreement”) to sell certain dedicated net assets of DSD and certain integrated assets of Foodservice operations to Farmer Bros. Co. (“Farmer”) for approximately $45 million, subject to adjustments at closing, as defined in the Agreement.  The transaction is subject to customary closing conditions and approvals.

Note 2 - Basis of Presentation

The accompanying Statements of Net Assets to be Sold as of June 28, 2008 and June 30, 2007 and the related Statements of Revenues and Direct Expenses for the fiscal years ended June 28, 2008, June 30, 2007 and July 1, 2006 (collectively, the “Financial Statements”) have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (“SEC”), as permitted by the SEC.  The elements of the Financial Statements are stated in accordance with accounting principles generally accepted in the U.S. (“GAAP”).

DSD is an integrated operation within Sara Lee, using a combination of DSD, Foodservice and Sara Lee shared resources to carry out its business activities.  DSD is not a separate legal entity, subsidiary or division of Sara Lee, and is not operated or accounted for by Sara Lee as a separate business or operating segment.  Asset and liabilities for DSD are tracked by Sara Lee on a centralized basis as part of Foodservice, therefore sufficient detail does not exist to disaggregate all of the assets and liabilities of DSD to prepare a statement of financial position.  All financing

Sara Lee DSD

(An integrated operation within Sara Lee Corporation)

Notes to Financial Statements (unaudited)

(Dollars in thousands)

and treasury functions are handled at the Sara Lee corporate level.  Cash requirements for the DSD distribution channel are provided entirely by Sara Lee and cash generated by DSD is remitted to Sara Lee.  As a result, preparation of statements of financial position, statements of earnings and cash flows for DSD in accordance with GAAP is impracticable.  The Financial Statements have been derived from the historical records of Sara Lee and are not intended to be a complete representation of the financial position or results of operations of DSD had it operated as a separate independent entity, nor are they indicative of the results to be expected from future operations of DSD.

Statements of Net Assets to be Sold  The accompanying Statements of Net Assets to be Sold reflect only the assets of DSD or certain integrated Foodservice assets to be sold to Farmer pursuant to the Agreement.   Sara Lee will retain liabilities incurred prior to closing (except as discussed in Note 8 to the Financial Statements).  The assets and liabilities that have been excluded from the Statements of Net Assets to be Sold as they will not be sold or transferred pursuant to the terms of the Agreement consist primarily of:

•                  Cash and cash equivalents

•                  Accounts receivable

•                  Deferred income taxes

•                  Accounts payable and accrued expenses

•                  Accrued payroll and payroll taxes

•                  Self-insurance reserves

•                  Assets and liabilities of employee benefit plans, other than accrued vacation

•                  Income taxes payable

Certain intangible assets such as trademarks, permits and contracts which will be transferred to Farmer pursuant to the Agreement have no carrying value as of June 28, 2008 and June 30, 2007.

Statements of Revenues and Direct Expenses  The accompanying Statements of Revenues and Direct Expenses reflect revenues, cost of sales and rentals, and selling, general and administrative expenses specifically identified and related to DSD including allocations discussed below.

DSD sources the majority of the products it sells from Foodservice integrated manufacturing facilities. In addition, DSD utilizes the services of Foodservice and Sara Lee for certain functions, such as equipment services, information technology, finance and accounting, research and development, marketing, and corporate wide employee benefit programs. The cost of these services has been allocated to DSD and included in the Statements of Revenues and Direct Expenses.  Management considers these allocations to be a reasonable reflection of DSD’s utilization of these services.  A complete discussion of the relationship with Sara Lee, including

Sara Lee DSD

(An integrated operation within Sara Lee Corporation)

Notes to Financial Statements (unaudited)

(Dollars in thousands)

a description of the costs that have been allocated to DSD, is included in Note 9 to the Financial Statements.

The Statements of Revenues and Direct Expenses exclude costs that are not directly related to DSD, including certain Sara Lee corporate overhead expenses, interest income and expense and income taxes.  These costs may be incurred for future stand alone operations of DSD.

Statements of Cash Flows and Invested Equity  Statements of cash flows and invested equity are not presented as Farmer is not acquiring all of the assets nor assuming all of the liabilities of DSD, and the preparation of such financial information is impracticable given the nature of the Financial Statements and the limited amount of information available specifically related to DSD.  Selected identifiable discrete cash flow information is provided in Note 10 to the Financial Statements.

Fiscal Year  DSD’s fiscal year ends on the Saturday closest to June 30. Fiscal years 2008, 2007, and 2006 were 52-week years. Unless otherwise stated, references to years relate to fiscal years.

Note 3 - Summary of Significant Accounting Policies

A summary of the significant accounting policies used in the preparation of the accompanying Financial Statements is as follows:

Use of Estimates  The preparation of the Financial Statements requires management to make use of estimates and assumptions that affect the amounts reported in the Financial Statements and footnotes thereto.  Significant estimates in these Financial Statements include net realizable value of inventories, the cost of sales incentives, useful lives of property, and the valuation of property.   Management based its estimates on historical experience and various other assumptions it believes to be reasonable. Although these estimates are based on management’s knowledge of current events and actions that may impact DSD in the future, actual results may be different from these estimates.

Revenue Recognition  DSD’s revenue arrangements with customers involve multiple elements consisting of the sale of products and the right to use brew equipment at customer locations.   Because DSD retains ownership of brew equipment provided to customers, the guidance provided in Emerging Issues Task Force (“EITF”) Issue No. 01-8, Determining Whether an Arrangement Contains a Lease, was applied to determine that the right to use brew equipment at customer locations constitutes a lease within the scope of Statement of Financial Accounting Standards (“SFAS”) No. 13, Accounting for Leases.  SFAS No. 13 requires consideration for an arrangement be separated between the lease and other elements on a relative fair value basis consistent with the guidance in EITF Issue No. 00-21, Revenue Arrangements with Multiple

Sara Lee DSD

(An integrated operation within Sara Lee Corporation)

Notes to Financial Statements (unaudited)

(Dollars in thousands)

Deliverables.  Total consideration received or receivable in DSD’s arrangement with customers includes the sale of products and the right to use brew equipment.  Accordingly, total consideration has been allocated on a relative fair value basis using management’s best estimate of fair value as prescribed in EITF No. 00-21 between product sales and equipment rentals.   Management’s estimate of fair value was based on available information for Sara Lee pricing for these elements when sold separately to Sara Lee customers.

Product sales — Sales are recognized when title and risk of loss pass to customer.  Sales are recognized as the net amount to be received after deducting estimated amounts for sales incentives and product returns.  DSD estimates product returns based on historical results taking into consideration the customer, transaction and specifics of each arrangement.  DSD offers certain customers volume-based incentives.  These incentives typically involve rebates or refunds of a specified amount of cash only if the customer reaches a specified level of sales. Under incentive programs of this nature, DSD estimates the incentive and allocates a portion of the incentive to reduce each underlying sales transaction with the customer.

Equipment rentals - The brew equipment rental leases are classified as operating leases in accordance with SFAS No. 13.  Equipment rentals revenue is contingent upon the delivery of products to customers therefore the terms of rental agreements with customers range from week-to-week to month-to-month.  Equipment rental revenue is recognized when earned, provided that collection is reasonably assured.

Cost of Product Sales  Cost of product sales includes the cost of production at integrated Foodservice manufacturing facilities including direct material, labor (salaries and related benefits) and overhead as well as an allocation of indirect overhead from the integrated manufacturing facilities related to sales to DSD customers.  Cost of product sales also includes costs of ancillary products purchased from third parties.

Cost of Equipment Rentals  Cost of equipment rentals includes depreciation of brew equipment; internal and external costs of installation, maintenance and removal of brew equipment; as well as indirect overhead.

Selling Expenses  Selling expenses include salaries and related benefits of DSD route and sales employees and warehousing, advertising, and shipping and handling costs.  Advertising and promotion costs, which include the development and production of advertising materials and the communication of this material through various forms of media, are expensed in the period the advertising first takes place.  Advertising and promotion expense was $1,172, $1,698, and $2,465 in the fiscal years ended 2008, 2007 and 2006, respectively.  Shipping and handling costs were $5,603, $5,119, and $4,923 in the fiscal years ended 2008, 2007 and 2006, respectively.

Sara Lee DSD

(An integrated operation within Sara Lee Corporation)

Notes to Financial Statements (unaudited)

(Dollars in thousands)

General and Administrative Expenses   General and administrative expenses primarily include salaries and related benefits of general support functions of Foodservice and Sara Lee, such as human resources, information technology, finance and accounting as well as legal, insurance, facility, and miscellaneous expenses.

Stock-Based Compensation  Restricted stock units (“RSUs”) are granted to certain DSD employees to incent performance and retention over periods ranging from one to four years. The cost of these awards is determined using the fair value of the Sara Lee shares on the date of grant, and compensation is recognized over the period during which the employees provide the requisite service. Compensation expense is recognized in accordance with the provisions SFAS No. 123(R), Share-Based Payment.

Exit Activities   Exit activities primarily consist of actions to sever employees and exit certain contractual obligations.  Charges are recognized for these actions at their fair value in the period in which the liability is incurred.  Adjustments to previously recorded charges resulting from a change in estimated liability are recognized in the period in which the change is identified.  Severance actions are generally covered under previously communicated benefit arrangements under SFAS No. 112, Employers’ Accounting for Postemployment Benefits, which provides for termination benefits in the event that an employee is involuntarily terminated.  Liabilities are recorded under these arrangements when it is probable that employees will be entitled to benefits and the amount can be reasonably estimated.  This occurs when management with the appropriate level of authority approves an action plan to terminate employees who have been identified and targeted for termination within one year.  Liabilities are incurred for noncancelable lease and other contractual obligations when the contract is terminated in accordance with contract terms or when DSD ceases using the right conveyed by the contract terms or exits the leased space.  The charge for these items is determined based on the fair value of remaining lease rentals reduced by the fair value of estimated sublease rentals that could reasonably be obtained for the property, estimated using an expected present value technique.

Inventory Valuation  Inventories are stated at the lower of cost or market.  Cost is determined by the first-in, first-out (“FIFO”) method. Rebates, discounts and other cash consideration received from a vendor related to inventory purchases is reflected as a reduction in the cost of the related inventory item, and is therefore reflected in Cost of product sales when the related inventory item is sold.

Property  Property is stated at historical cost and depreciation is computed using the straight-line method over the estimated lives of the assets. Brew equipment and furniture and fixtures are depreciated over periods ranging from 3 to 5 years, machinery and other equipment over periods up to 10 years and buildings and building improvements over periods up to 30 years.  Additions and improvements including refurbishment costs for brew equipment that substantially extend

Sara Lee DSD

(An integrated operation within Sara Lee Corporation)

Notes to Financial Statements (unaudited)

(Dollars in thousands)

the useful life of a particular asset are capitalized and depreciated over the remaining estimated life of the asset.  Refurbishment costs are aggregated and capitalized on a monthly basis and depreciated over a useful life of 3 years. Leasehold improvements are capitalized and amortized over the shorter of the remaining lease term or remaining economic useful life.  Repairs and maintenance costs are charged to expense. Upon sale or disposition of a property element, the cost and related accumulated depreciation are removed from the accounts.

Property is tested for recoverability whenever events or changes in circumstances indicate that its carrying value may not be recoverable. Such events include significant adverse changes in the business climate, current period operating or cash flow losses, forecasted continuing losses or a current expectation that an asset group will be disposed of before the end of its useful life. DSD is an integrated operation within the Foodservice segment of Sara Lee.  As DSD has no independent identifiable cash flows, the recoverability of DSD property was evaluated as held and used using an asset group with other Foodservice operations and resulted in no impairment for any of the periods. Recoverability of property is evaluated by a comparison of the carrying amount of an asset or asset group to future net undiscounted cash flows expected to be generated by the asset or asset group. If the carrying amount exceeds the estimated future undiscounted cash flows then an asset is not recoverable. The impairment loss recognized is the amount by which the carrying amount of the asset exceeds the estimated fair value using discounted estimated future cash flows.

Sara Lee DSD

(An integrated operation within Sara Lee Corporation)

Notes to Financial Statements (unaudited)

(Dollars in thousands)

Issued but not yet Effective Accounting Standards

The impact of issued but not yet effective accounting standards on Sara Lee consolidated financial statements has been evaluated by Sara Lee and the results of the most recent evaluation are provided in the following paragraphs.  At this time, management has not performed any additional evaluation of the potential impact these pending accounting standards might have on the accompanying DSD Statements of Net Assets to be Sold and the related Statements of Revenues and Direct Expenses and the related Notes to Financial Statements.

Accounting for Defined Benefit Pension and Other Postretirement Plans — In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R). In accordance with the provisions of SFAS 158, a portion of the requirements have been adopted by Sara Lee in 2007 and the remainder will be adopted in 2009, as described below. SFAS No. 158 requires an employer to recognize the funded status of defined benefit pension and other postretirement benefit plans as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through other comprehensive income in shareholders’ equity. Sara Lee recognized the funded status of its defined benefit pension and other postretirement benefit plans at the end of 2007.

SFAS No. 158 also requires consistent measurement of plan assets and benefit obligations as of the date of the fiscal year end statement of financial position. This provision is effective for Sara Lee in 2009. As Sara Lee currently measures the assets and obligations of its defined benefit pension plans and postretirement medical plans as of March 31st of each year, the adoption of this portion of the standard will require a change in the plan measurement date to the fiscal year end. The impact of adopting the measurement date provisions of SFAS 158 will be recorded by Sara Lee in the fourth quarter of 2009 as an adjustment to beginning of year retained earnings. Sara Lee does not believe the impact will be material to the Sara Lee consolidated financial statements.

Fair Value Measurements — Effective the beginning of fiscal 2009, Sara Lee implemented SFAS No. 157, Fair Value Measurements, for its financial assets and liabilities. SFAS No. 157 defines fair value, establishes a framework for its measurement, and expands disclosures about fair value measurements. The adoption of SFAS No. 157 did not have an impact on the measurement of Sara Lee’s financial assets and liabilities, but did result in additional disclosures.

Sara Lee DSD

(An integrated operation within Sara Lee Corporation)

Notes to Financial Statements (unaudited)

(Dollars in thousands)

In 2007, the FASB issued FASB Staff Position FAS 157-2 (“FSP 157-2”), which provided a one year deferral for the implementation of SFAS 157 for non-financial assets and liabilities measured at fair value that are recorded or disclosed on a non-recurring basis. Sara Lee elected to apply the FSP 157-2 deferral, and accordingly, will not apply SFAS 157 to its non-financial assets and liabilities until fiscal 2010. Sara Lee does not believe the implementation of SFAS 157 for Sara Lee’s non-financial assets and liabilities will have a material impact on the Sara Lee consolidated financial statements.

Business Combinations — In December 2007, the FASB issued SFAS No. 141(R), Business Combinations, which requires changes in the accounting and reporting of business acquisitions. The statement requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in purchased entities, measured at their fair values at the date of acquisition based upon the definition of fair value outlined in SFAS No. 157. SFAS No. 141(R) is effective for Sara Lee for acquisitions that occur beginning in 2010. Sara Lee is currently evaluating the provisions of this new standard and has not determined the impact of adopting it at this time.

Minority Interests — In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements — an Amendment of ARB No. 51, which requires changes in the accounting and reporting of noncontrolling interests in a subsidiary, also known as minority interest. The statement clarifies that a minority interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for Sara Lee at the beginning of 2010. Sara Lee is evaluating the provision of this new standard; however, management currently believes the adoption of SFAS No. 160 will not have a material impact on the Sara Lee consolidated financial statements.

Disclosures about Derivative Instruments and Hedging Activities — In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, which amends SFAS No. 133 and requires expanded disclosure for derivative instruments. The statement requires companies to provide a tabular presentation of gains and losses by type of derivative and to disclose the line item impacted in the income statement. Fair value disclosures of derivatives, by type, must also be included that highlight the line in the balance sheet where the fair values are recorded and the total notional value of all derivatives must be disclosed. Additionally, companies must include additional qualitative disclosures including why derivatives are used and what risk exposures are addressed by executing a hedging program. These disclosures are required for both interim and annual financial statements and must be adopted by Sara Lee in the third quarter of fiscal 2009.

Sara Lee DSD

(An integrated operation within Sara Lee Corporation)

Notes to Financial Statements (unaudited)

(Dollars in thousands)

Note 4 - Inventories

Inventories consist of the following as of June 28, 2008 and June 30, 2007:

	June 28,	June 30,
	2008	2007

Finished goods	$13,373	$14,780
Roast in process	1,223	1,132
Materials and supplies	4,462	6,195
	$19,058	$22,107

Note 5 - Property

Property consists of the following at June 28, 2008 and June 30, 2007:

	June 28,	June 30,
	2008	2007

Land	$1,328	$1,328
Buildings and improvements	17,019	17,842
Brew equipment	132,904	136,081
Machinery and other equipment	54,693	52,780
Furniture and fixtures	2,000	2,075
	207,944	210,106
Accumulated depreciation	(154,086)	(144,503)
	$53,858	$65,603

As of June 28, 2008 and June 30, 2007, the cost of brew equipment on lease to customers was $113,929 and $121,655, respectively, and related accumulated depreciation was $90,953 and $89,642, respectively. The remaining balance of brew equipment includes new and refurbished brew equipment not yet deployed to customers. The Agreement stipulates that a certain percentage of new and refurbished Foodservice brew equipment for each product category will be acquired by Farmer upon the closing of the transaction.   These percentages are as follows:  Liquid Coffee — 21%; Tea — 57%; Roast and Ground — 56%; Cappuccino — 56%; and Juice and other — 42%.  As this brew equipment has not been identified as of the respective dates of the Statements of Net Assets to be Sold, new and refurbished brew equipment included in property is based on the Foodservice brew equipment available for deployment to customers as of June 28, 2008 and June 30, 2007 and the percentages specified above.  As of June 28, 2008 and June 30,

Sara Lee DSD

(An integrated operation within Sara Lee Corporation)

Notes to Financial Statements (unaudited)

(Dollars in thousands)

2007, brew equipment valuation reserves of $3,902 and $2,579, respectively, are included in accumulated depreciation.

Note 6 - Employee Benefit Plans

DSD employees participate in various employee benefit plans which are sponsored by Sara Lee, including pension, post-retirement healthcare and life-insurance plans, and stock award plans as well as certain multi-employer plans sponsored by third parties as part of collective bargaining agreements.  The cost of these employee benefit plans is included or allocated in the accompanying Statements of Revenues and Direct Expenses.

Pension and Postretirement Benefits  Benefits provided under the pension plans are based primarily on years of service and compensation levels.  Retired DSD employees and their covered dependents and beneficiaries also receive certain health care and life insurance benefits.  Generally, employees who have attained age 55 and have rendered 10 or more years of service are eligible for these postretirement benefits.  Certain retirees are required to contribute to plans in order to maintain coverage.  The cost of these benefits allocated to DSD was $1,291, $1,801 and $2,900 in the fiscal years ended 2008, 2007 and 2006, respectively, and is based on the number of DSD employees participating in these plans.

Defined Contribution Plans  Sara Lee sponsors defined contribution plans, which cover certain DSD salaried and hourly employees. Contributions to these defined contribution plans made by Sara Lee on behalf of DSD employees totaled $979, $873 and $708 in the fiscal years ended 2008, 2007 and 2006, respectively and are reflected in the Statements of Revenues and Direct Expenses.

Multi-employer Plans  Sara Lee participates in multi-employer pension plans that provide defined benefits to certain DSD employees covered by collective bargaining agreements.  Such plans are generally administered by a board of trustees composed of participating employer and labor union representatives.  The net pension cost of these plans is equal to the annual contribution determined in accordance with the provisions of negotiated labor contracts; however, contribution obligations may increase depending upon the funded status of the plans.  These contributions were $344, $563 and $541 in fiscal years ended 2008, 2007 and 2006, respectively.  Assets contributed to such plans are not segregated or otherwise restricted to provide benefits only to the employees of DSD.

Stock Unit Awards  RSUs are granted to certain DSD employees to incent performance and retention over periods ranging from one to four years. Upon the achievement of defined parameters, the RSUs are generally converted into shares of Sara Lee’s common stock on a one-for-one basis and issued to the employees. RSUs vest solely upon continued future service to

Sara Lee DSD

(An integrated operation within Sara Lee Corporation)

Notes to Financial Statements (unaudited)

(Dollars in thousands)

DSD.  A small portion of RSUs vest based upon continued future employment and the achievement of certain defined performance measures.  The cost of these awards is determined using the fair value of the shares on the date of grant, and compensation is recognized over the period during which the employees provide the requisite service to DSD. Compensation expense was $126, $127 and $112 in the fiscal years ended 2008, 2007 and 2006, respectively, and is reflected in the Statements of Revenues and Direct Expenses.

Note 7 - Exit Activities

During fiscal 2005, management approved a restructuring initiative aimed to improve DSD’s operating efficiency. To implement this overall program, DSD approved a series of restructuring actions in 2006, 2007, and 2008 with the intended purpose to more effectively manage the cost structure.  Actions taken included consolidating DSD routes, terminating employees and exiting non-cancelable leases.  The reported results for the fiscal years ended 2008, 2007, and 2006 reflect amounts that have been recognized for the exit activities directly associated with DSD. The activity related to these exit activities is included within Charges for exit activities in the Statements of Revenues and Direct Expenses.  Any cash expenditures necessary to satisfy remaining obligations related to exit activities will be retained by Sara Lee, therefore, no related accrued liabilities are reflected in the Statements of Net Assets to be Sold.

Note 8 - Commitments and Contingencies

Operating Leases  DSD leases certain facilities and vehicles that are classified as operating leases.  The facility leases have original terms ranging up to 15 years, while the vehicle leases generally have terms of five years.  Future minimum payments, by year and in the aggregate, under noncancelable operating leases having an original term greater than one year at June 28, 2008 were as follows:

Operating
Leases
2009	$2,541
2010	1,822
2011	741
2012	324
2013	13
Thereafter	—
Total minimum lease payments	$5,441

Sara Lee DSD

(An integrated operation within Sara Lee Corporation)

Notes to Financial Statements (unaudited)

(Dollars in thousands)

Rent expense was $2,875, $2,318 and $2,010 for the fiscal years ended 2008, 2007 and 2006, respectively. These operating leases represent leases used in the DSD operations, of which some will be assumed by Farmer and the remaining will be retained by Sara Lee.

Contingent Employee Benefit Obligation  The Agreement provides Farmer the ability to extend employment offers to employees of DSD and certain employees of Foodservice.  Employees who accept the offer of employment will become employees of Farmer (“Transferred Employees”) effective upon the closing date of the transaction.  The Statements of Net Assets to be Sold do not reflect an obligation for the accrued vacation of Transferred Employees, as the Transferred Employees were not identified as of the respective dates of the Statements of Net Assets to be Sold.  The amount of the accrued and unused vacation for Transferred Employees to be assumed by Farmer will be determined when the obligating event occurs upon the acceptance of employment by the Transferred Employees.  Pursuant to the terms of the Agreement, Farmer will assume obligations relating to accrued and unused vacation for Transferred Employees up to a maximum amount of $300.  Management estimates accrued vacation to exceed $300 as of June 28, 2008 and June 30, 2007, respectively, based on identification of potential employees who may become Transferred Employees.

Litigation and Environmental Liabilities  DSD is a party to various pending legal proceedings, claims and environmental actions by government agencies. Pursuant to the Agreement, subject to certain terms and conditions, Farmer is assuming environmental liabilities related to facilities being sold.  Although the outcome of such items cannot be determined with certainty, management is of the opinion that in accordance with SFAS No. 5, Accounting for Contingencies, no liabilities related to environmental claims are required to be accrued in the Statements of Net Assets to be Sold as of June 28, 2008 and June 30, 2007 as the possibility of such liability is remote.

Multi-employer Pension Plans  Sara Lee participates in multi-employer pension plans that provide defined benefits to certain DSD employees covered by collective bargaining agreements.  Participating employers of these plans are jointly responsible for any plan underfunding.  Contributions for the DSD employees are established by negotiated labor contracts; however, the required contributions may increase based on the funded status of the plan and the provisions of the Pension Protection Act, which requires substantially underfunded plans to implement rehabilitation plans to improve the funded status.  In addition, if a plan has unfunded vested benefits and contributions to that plan on behalf of DSD employees ceased — either completely or with respect to only one or more collective bargaining units — DSD could be obligated to make additional contributions (known as a complete or partial withdrawal liability) equal to DSD’s proportionate share of the unfunded vested benefits based on the year in which the contributions cease.  Certain of the plans which cover DSD employees have unfunded vested benefits.  Due to uncertainty regarding future factors that could trigger withdrawal liability (some of which are out

Sara Lee DSD

(An integrated operation within Sara Lee Corporation)

Notes to Financial Statements (unaudited)

(Dollars in thousands)

of Sara Lee’s control), such as a decision to close a plant or the dissolution of a collective bargaining unit, Sara Lee management is unable to determine at this time whether any future withdrawal events are probable or possible of occurrence as defined by SFAS No. 5. An internal analysis of the financial condition of these multi-employer plans indicates that some of the plans in which DSD employees participate are underfunded and that the withdrawal obligation, if such a withdrawal event occurs, could be material to DSD’s financial condition and Statement of Revenues and Direct Expenses.

Note 9 - Relationship with Sara Lee

The following is a discussion of the services provided by Sara Lee to DSD and the related cost allocated to DSD.  These costs may not be indicative of the costs that would have been incurred had DSD been operated as a separate independent entity.

Manufacturing  Foodservice’s integrated manufacturing facilities produce the majority of the beverage products sold by DSD.  Cost of product sales includes the cost of production including direct material, labor and overhead as well as an allocation of indirect overhead from these integrated manufacturing facilities related to sales to DSD customers.

Equipment Services  Foodservice employees provide equipment services such as installation and maintenance of brew equipment located at DSD customers.  The total costs of equipment services allocated to DSD based on the number of pieces of brew equipment at DSD customers was $12,107, $10,599 and $10,280 in fiscal years ended 2008, 2007 and 2006, respectively, and is included in Cost of equipment rentals in the Statements of Revenues and Direct Expenses.

Selling, General and Administrative Expense Allocations  DSD utilizes the services of Sara Lee and its subsidiaries for certain selling, general and administrative functions. These services include information technology, finance and accounting, research and development, facilities management, and marketing. The cost of these services has been determined by allocating a portion of the overall Sara Lee corporate cost for these services to DSD. The amounts allocated to DSD are based upon either management’s estimates of the percentage of time that Sara Lee employees spend on DSD operating activities or a proportional cost allocation methodology utilizing net sales, headcount, number of transactions processed or square footage as a driver. The amounts allocated are intended to represent the costs of providing these services and management believes the allocation methods are reasonable.  The total cost allocated to DSD and included in Selling expenses was $3,241, $3,572 and $3,901 in the fiscal years ended 2008, 2007 and 2006, respectively.  The total cost allocated to DSD and included in General and administrative expenses was $8,249, $7,910 and $9,397 in the fiscal years ended 2008, 2007 and 2006, respectively.

Employee Benefit Plans  As discussed in Note 6 to the Financial Statements, DSD employees participate in various Sara Lee sponsored benefits.

Sara Lee DSD

(An integrated operation within Sara Lee Corporation)

Notes to Financial Statements (unaudited)

(Dollars in thousands)

Note 10 - Cash Flow Information

Cash flows from operating activities include net cash collected from customers of $229,288 in 2008, $257,610 in 2007 and $268,742 in 2006.  As DSD’s expenses are managed and paid by a central Sara Lee treasury function, it is not practical to prepare information relating to other cash flows from operating activities.   Cash flows from investing activities including purchases of brew equipment and manufacturing assets are integrated with Foodservice and are not available on a stand alone basis.  DSD’s financing requirements are provided by Sara Lee and cash generated by DSD is transferred to Sara Lee. DSD had no discrete financing activities for 2008, 2007 and 2006.